                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                     ---------------------------------------

                                   FORM 8-K/A


                       AMENDMENT TO APPLICATION OR REPORT
                  FILED PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               TRIDEX CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report, dated April 30, 1998, on Form 8-K as set forth in the pages attached hereto:

 (List all such items, financial statements, exhibits or other portions amended)

                    Item 7. Financial Statements and Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               TRIDEX CORPORATION
                                               (Registrant)


                                      By:      /s/ Seth M. Lukash
                                               ---------------------------
                                               Seth M. Lukash
                                               Chairman of the Board and
                                               Chief Executive Officer
June 30, 1998


Item 7. Financial Statements and Exhibits.                                                         Page No.

(a)  Financial statements of businesses acquired

           Progressive Software, Inc., Financial Statements                                              3


(b)  Pro forma financial information

           Tridex Corporation and Subsidiaries pro forma consolidated condensed financial statements:

                Unaudited Pro Forma Consolidated
                  Condensed Financial Information                                                       14

                Pro Forma Consolidated Condensed Statement of Income
                  for the year ended December 31, 1997                                                  15

                Pro Forma Consolidated Condensed Statement of Income
                  For the quarter ended March 31, 1998                                                  16

                Pro Forma Consolidated Condensed Balance Sheet
                  at March 31, 1998                                                                     17

                Notes to Unaudited Pro Forma Consolidated
                  Condensed Financial Information                                                       18

(c)  Exhibits

           Exhibit 24.1  Consent of Independent Accountants
             (RE:  Registration Statements on Form S-8)                                                 20

           Exhibit 24.2  Consent of Independent Accountants
             (RE:  Registration Statements on Form S-8)                                                 21


                           PROGRESSIVE SOFTWARE, INC.


                                FINANCIAL REPORT


                                DECEMBER 31, 1997

                                    CONTENTS





-------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT - McGladrey & Pullen, LLP                     5

-------------------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT - Arthur Andersen LLP                         6

-------------------------------------------------------------------------------

FINANCIAL STATEMENTS

     Balance sheets                                                         7

     Statements of income                                                   8

     Statements of  stockholder's equity (deficit)                          9

     Statements of cash flows                                              10

     Notes to financial statements                                    11 - 13


-------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholder of
Progressive Software, Inc.


We have audited the accompanying balance sheets of Progressive Software, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progressive Software, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                               /s/ McGLADREY & PULLEN, LLP



Charlotte, North Carolina
February 4, 1998, except for the last sentence of
Note 2 and Note 7 as to which the date is April 17, 1998

Report of Independent Public Accountants


To the Stockholder of Progressive Software, Inc.:

We have audited the accompanying statements of income, changes in stockholder's equity and cash flows of Progressive Software, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Progressive Software, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                              /s/ Arthur Andersen, LLP

Charlotte, North Carolina,
November 21, 1996 (except with respect to the matter discussed in Note 7, as to which the date is April 17, 1998).

PROGRESSIVE SOFTWARE, INC.

BALANCE SHEETS
December 31, 1997 and 1996




ASSETS                                                                    1997                 1996
----------------------------------------------------------------- --------------------- --------------------
Current Assets
   Cash and cash equivalents                                           $      93,220         $     317,501
   Accounts receivable, net of allowance for doubtful
     accounts of $95,000 in 1997 and $22,000 in 1996
     (Notes 2 and 4)                                                       4,223,773             3,043,217
   Advances to employees                                                      39,891                40,685
   Inventory, net of allowance for obsolete inventory of
     $50,000 for 1997 and 1996 (Note 2)                                    4,567,492             5,433,001
   Loan to related parties (Note 6)                                          585,901               556,833
                                                                  --------------------- --------------------
         Total current assets                                              9,510,277             9,391,237
                                                                  --------------------- --------------------

Equipment and leasehold improvements (Note 3)
   Office furniture                                                          626,660               483,747
   Computer equipment                                                        558,080               269,688
   Leasehold improvements                                                    147,816               120,442
   Vehicles                                                                   34,409                     -
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------
                                                                           1,366,965               873,877
   Accumulated depreciation                                                 (305,255)             (122,511)
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------
                                                                           1,061,710               751,366
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------

Other assets
   Capitalized software development costs, net of
     accumulated amortization of $97,320 in 1997 and
     $0 in 1996                                                            1,308,476               269,537
                                                                  --------------------- --------------------
         Total assets                                                  $  11,880,463         $  10,412,140
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------




LIABILITIES AND STOCKHOLDER'S EQUITY
----------------------------------------------------------------- --------------------- --------------------
Current liabilities
   Line of credit (Note 2)                                             $   8,763,938         $   6,317,650
   Current maturity of capital lease obligation (Note 3)                       8,413                     -
   Accounts payable                                                        1,949,098             2,583,828
   Accrued expenses (Note 3)                                                 450,896               175,194
   Deferred revenue                                                          703,187                 4,420
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------
         Total current liabilities                                        11,875,532             9,081,092
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------
   Long-term portion of capital lease obligation (Note 3)                      8,731                     -
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------

Commitments (Note 3)
   Stockholder's equity (deficit):
     Common stock, par value $181.50 per share, 100,000
       shares authorized, 10,000 shares issued and outstanding             1,815,000             1,815,000
     Retained deficit (Note 2)                                            (1,818,800)             (483,952)
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------
         Total stockholder's equity (deficit)                                 (3,800)            1,331,048
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------

         Total liabilities and stockholder's equity (deficit)          $  11,880,463         $  10,412,140
                                                                  --------------------- --------------------
                                                                  --------------------- --------------------

See Notes to Financial Statements

PROGRESSIVE SOFTWARE, INC.

STATEMENTS OF INCOME
Years Ended December 31, 1997, 1996 and 1995




                                                              1997              1996             1995
------------------------------------------------------- ----------------- ----------------- ----------------

Sales (Note 4)                                           $   33,817,965    $   28,347,931    $   16,648,526
Cost of sales                                                23,772,489        20,796,484        11,132,307
Amortization of capitalized software                             97,320                 -                 -
                                                        ----------------- ----------------- ----------------
                                                        ----------------- ----------------- ----------------
     Gross profit                                             9,948,156         7,551,447         5,516,219
                                                        ----------------- ----------------- ----------------
                                                        ----------------- ----------------- ----------------

   Selling expenses                                             885,646           588,013            91,870
   General and administrative expenses                        5,492,775         4,048,009         2,132,523
   Product development expenses                               1,367,665         1,245,794         1,283,565
   Depreciation expenses                                        182,745            99,303            21,662
                                                        ----------------- ----------------- ----------------
                                                        ----------------- ----------------- ----------------
                                                              7,928,831         5,981,119         3,529,620
                                                        ----------------- ----------------- ----------------
                                                        ----------------- ----------------- ----------------
     Operating income                                         2,019,325         1,570,328         1,986,599
                                                        ----------------- ----------------- ----------------

Financial income (expenses):
   Interest income                                               10,198            40,456            26,222
   Interest expense                                            (691,724)         (448,627)         (242,789)
                                                        ----------------- ----------------- ----------------
                                                        ----------------- ----------------- ----------------
                                                               (681,526)         (408,171)         (216,567)
                                                        ----------------- ----------------- ----------------
                                                        ----------------- ----------------- ----------------
     Net income                                          $    1,337,799    $    1,162,157    $    1,770,032
                                                        ----------------- ----------------- ----------------
                                                        ----------------- ----------------- ----------------

See Notes to Financial Statements.

PROGRESSIVE SOFTWARE, INC.

STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
Years Ended December 31, 1997, 1996 and 1995




                                                                         Retained               Total
                                                                         Earnings            Stockholder's
                                                    Common Stock        (Deficit)           Equity (Deficit)
------------------------------------------------- ------------------ ------------------- -------------------
Balance, December 31, 1994                          $    1,815,000     $    1,798,852      $    3,613,852
   Net income                                                    -          1,770,032           1,770,032
   Distributions                                                 -         (3,441,153)         (3,441,153)
                                                  ------------------ ------------------- -------------------
Balance, December 31, 1995                          $    1,815,000     $      127,731      $    1,942,731
   Net income                                                    -          1,162,157           1,162,157
   Distributions                                                 -         (1,773,840)         (1,773,840)
                                                  ------------------ ------------------- -------------------
Balance, December 31, 1996                          $    1,815,000     $     (483,952)     $    1,331,048
   Net income                                                    -          1,337,799           1,337,799
   Distributions                                                 -         (2,672,647)         (2,672,647)
                                                  ------------------ ------------------- -------------------
                                                  ------------------ ------------------- -------------------
Balance, December 31, 1997                          $    1,815,000     $   (1,818,800)     $       (3,800)
                                                  ------------------ ------------------- -------------------
                                                  ------------------ ------------------- -------------------

See Notes to Financial Statements.

PROGRESSIVE SOFTWARE, INC.

STATEMENTS OF CASH FLOWS
Years Ended December 31, 1997, 1996 and 1995


                                                              1997             1996              1995
------------------------------------------------------- ----------------- ---------------- -----------------
Cash Flows from Operating Activities:
   Net income                                            $    1,337,799    $    1,162,157   $    1,770,032
   Adjustments to reconcile net income to cash
     provided by operating activities:
     Depreciation and amortization                              280,065            99,303           21,662
     Gain on disposition of equipment                                 -                 -             (500)
     Decrease (increase) in:
       Accounts receivable, net                              (1,180,556)       (1,113,709)         169,130
       Advances to employees                                        794           (18,866)          (8,119)
       Inventory, net                                        15,061,650        11,128,301       13,913,628
       Other current assets                                           -            33,616          (33,616)
     Increase (decrease) in:
       Accounts payable                                        (659,730)        1,793,183          614,470
       Accrued expenses                                         275,702           168,096           (3,891)
       Deferred revenue                                         698,767           (46,398)               -
       Payments under line of credit agreement              (11,749,853)      (10,364,618)     (13,521,457)
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------
         Net cash provided by operating activities            4,064,638         2,841,065        2,921,339
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------

Cash Flows from Investing Activities:
   Proceeds on disposition of property and equipment                  -                 -           16,250
   Purchase of equipment                                       (442,880)         (534,417)        (276,910)
   Loan to related parties                                     (585,901)         (556,833)               -
   Capitalized software development cost                     (1,136,259)         (269,537)               -
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------
         Net cash used in investing activities               (2,165,040)       (1,360,787)        (260,660)
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------

Cash Flows from Financing Activities:
   Distributions                                             (2,115,814)       (1,773,840)      (3,441,153)
   Payments on capital lease obligation                          (8,065)                -                -
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------
         Net cash used in financing activities               (2,123,879)       (1,773,840)      (3,441,153)
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------

Net decrease in cash and cash equivalents                      (224,281)         (293,562)        (780,474)
Cash and cash equivalents, beginning of year                    317,501           611,063        1,391,537
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------
Cash and equivalents, end of year                        $       93,220    $      317,501   $      611,063
                                                        ----------------- ---------------- -----------------
                                                        ----------------- ---------------- -----------------

Supplemental disclosures of cash flow information -
interest paid                                            $      664,283    $      411,997   $      236,142
Supplemental schedule of non-cash investing and
financing activities:
     Line of credit draws to acquire inventory           $   14,196,141    $   12,885,897       14,855,613
     Shareholder loan charged to distributions                  556,883                 -                -
     Capital lease obligation incurred for purchase of
       equipment                                                 25,209                 -                -
     Equipment purchased on account                              25,000                 -                -

See Notes to Financial Statements.


                           PROGRESSIVE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


Note 1.  Nature of Business and Significant Accounting Policies

NATURE OF BUSINESS: The Company is an International Business Machines Corporation (IBM) Remarketer and Business partner specializing in point-of-sale and back office applications for restaurant and retail customers located throughout the United States. The Company's warehouse and corporate office is located in Charlotte, North Carolina. The Company also maintains offices in Washington, Colorado, Georgia, Indiana and California. IBM hardware and service is combined with design, software, implementation, and support services provided by the Company to provide customized solutions for each customer's needs.

A summary of the Company's significant accounting policies follows:

CASH AND CASH EQUIVALENTS: For the purpose of reporting cash flows, the Company considers all cash and temporary investments (overnight cash investments) to be cash and cash equivalents.

CREDIT RISK: The corporation maintains demand deposits with the bank, the balances of which at times throughout the year exceed federally insured amounts.

INVENTORY: Inventory, which consists entirely of computer equipment used with the software applications developed and installed by the Company, is stated at the lower of cost, as measured on a weighted-average basis, or market value.

EQUIPMENT: Equipment and leasehold improvements are stated at cost. Depreciation expense, which includes amortization of assets acquired under capital leases, is computed primarily by the straight line method over the following estimated useful lives:



                                     Useful Life
                                       in Years

    Computer equipment                    5
    Furniture and fixtures                7
    Leasehold improvements                7
    Vehicles                              5


REVENUE RECOGNITION: Revenue includes hardware sales, design, implementation and support of software systems, and related consultation services. Revenue on hardware and software sales is recognized upon delivery to the customer. Service revenue is recognized as the related services are performed.

COST OF SALES: Cost of sales includes those material costs incurred related to hardware/software packages sold.

DEFERRED REVENUE: Deferred revenue includes cash received for services not yet performed or when the earnings process is not yet complete.

CAPITALIZED SOFTWARE AND PRODUCT DEVELOPMENT EXPENSES: In accordance with the provisions of Financial Accounting Standards Number 86, during 1996 and 1997, the Company capitalized a total of $1,405,796 of production costs related to the development of the windows version of the Company's computer software products, which is being amortized over a period of five years. According to FASB 86, capitalization of computer software development should begin when technological feasibility exists, which is defined as the completion of a working model. The initial working model was rolled out for testing in October 1996. Product development expenses of $1,367,665, $1,245,894 and $219,950 incurred during the years ended December 31, 1997, 1996 and 1995, respectively, include the costs of developing the Windows version of the computer software up to the point of technological feasibility and the continual enhancements to the DOS version of the software. These costs are expensed when incurred.

CONCENTRATION OF CREDIT RISK: Substantially all of the Company's sales are to the restaurant and retail industries located throughout the United States. The Company generally does not require collateral for its accounts receivable. The Company performs ongoing credit evaluations of its customers' financial conditions.

                           PROGRESSIVE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Note 1.  Nature of Business and Significant Accounting Policies (Continued)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES: The Company has elected to be treated as an S Corporation for federal and North Carolina state income tax purposes. As such, substantially all income or losses of the Company are reported by the stockholder of the Company on his individual tax return. Therefore, the Company does not provide for income taxes or tax liabilities in its financial statements. The Company's policy is to distribute amounts adequate to cover the stockholder's tax obligation resulting from the taxable income of the Company. Historically the Company has distributed amounts in excess of tax obligation of the shareholder.

Note 2.  Line of Credit

The Company has a $10,000,000 line of credit with IBM. The line of credit is for equipment financing under its remarketing agreement. The outstanding balance is due on demand and is secured by the Company's accounts receivable and inventory. Principal and interest are due on the fifth, fifteenth and twenty-fifth of each month according to the terms of each billing statement received. Interest is due on these dates, ranging from prime rate plus 1.25% to prime rate plus 1.50%, depending on the payment option elected (30 to 180-day terms). The prime rate was 8.50% and 8.25% at December 31, 1997 and 1996, respectively. The Company had $8,763,938 and $6,317,650 outstanding as of December 31, 1997 and 1996, respectively. The line of credit is personally guaranteed by the shareholder of the Company. In addition, the line of credit contains various restrictions on operations and other matters and requires certain financial ratios to be maintained and requires all other debt to be subordinate to the line of credit. As of December 31, 1997 and 1996, the Company was not in compliance with certain of these loan covenant provisions. IBM has waived these covenant violations as of December 31, 1997 and 1996; however, they have not been waived through the maturity date and IBM has the right to request the line of credit to be paid on demand. See note 7.

Note 3.  Commitments

The Company leases a building under an operating lease agreement expiring December 31, 2000, from a limited partnership in which the shareholder of Progressive Software, Inc. is a partner. The lease requires annual rent of $342,000. The agreement also requires the Company to pay all property taxes, normal maintenance, and insurance on the property.

The Company leases a vehicle under a capital lease agreement, which requires monthly payments of $793 through December of 1999, and is collateralized by the vehicle with a carrying value of $24,671.

The Company leases certain vehicles and office space that are accounted for as operating leases.

As of December 31, 1997, future minimum rental payments, under the above leases are as follows:



Years ending December 31                          Capital Lease      Operating Leases          Total
---------------------------------------------- -------------------- -------------------- -------------------
1998                                            $        9,514       $      414,629       $      424,143
1999                                                     9,108              382,328              391,436
2000                                                         -              342,000              342,000
                                               -------------------- -------------------- -------------------
                                                                    -------------------- -------------------
                                                                    -------------------- -------------------
Total minimum lease payments                    $       18,622       $    1,138,957       $    1,157,579
                                                                    -------------------- -------------------
                                                                    -------------------- -------------------

Less the amount representing interest                   (1,478)
                                               --------------------
                                               --------------------
                                               --------------------
Present value of net minimum lease
   payments                                     $       17,144
                                               --------------------
                                               --------------------


Total rent expense included in the statement of income is $538,041 for 1997, $420,936 for 1996 and $212,174 for 1995.

                           PROGRESSIVE SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Note 3.  Commitments (continued)

The Company has sales to customers located in numerous states. Some of these sales may be subject to state and local sales taxes if the customer is not exempt or self-assessing. The Company has recognized an accrued expense of approximately $100,000 as an estimate of their liability at December 31, 1997.

Note 4.  Major Customers

Net sales for the years ended December 31, 1997, 1996 and 1995 include sales to the following major customers, together with the receivables due from those customers as of December 31, 1997 and 1996:


                                                            Amount of Net Sales For Year Ended
                                                                       December 31,
                                               -------------------------------------------------------------
                                                      1997                 1996                 1995
                                               -------------------- -------------------- -------------------
                                               -------------------- -------------------- -------------------
Customer A                                       $    3,187,508       $    5,066,245       $      918,447
Customer B                                              432,634            3,858,346                    -
Customer C                                            7,774,149            6,151,357            4,412,917
Customer D                                            1,634,522            2,989,101                    -
Customer E                                            3,624,086                    -                    -
                                               -------------------- -------------------- -------------------
                                               -------------------- -------------------- -------------------
                                                 $   16,652,899       $   18,065,049       $    5,331,364
                                               -------------------- -------------------- -------------------
                                               -------------------- -------------------- -------------------





                                                      Accounts Receivable As Of
                                                             December 31,
                                               -----------------------------------------
                                                      1997                 1996
                                               -------------------- --------------------
                                               -------------------- --------------------
Customer A                                       $      187,768       $      300,056
Customer B                                                    -               21,632
Customer C                                            1,610,501              529,290
Customer D                                              181,787            1,007,710
Customer E                                               15,373                    -
                                               -------------------- --------------------
                                               -------------------- --------------------
                                                 $    1,995,429       $    1,858,688
                                               -------------------- --------------------
                                               -------------------- --------------------


Note 5.  Profit-Sharing 401(k) Plan

The Company has a qualified profit-sharing 401(k) plan for all employees who work 1,000 hours or more a year, upon the attainment of age 21 and the completion of one year of service. The Company matches 50% of the participant's contribution up to 6% of their compensation, but not in excess of $750. The amount charged to expense was $46,252 for 1997, $21,305 for 1996 and $18,836 for 1995.

Note 6.  Related Party Transactions

At December 31, 1997, in addition to the lease described in note 3 and the distributions of $2,672,647 reflected on the statement of stockholder's equity, the Company has an unsecured, noninterest bearing demand note for $585,901 from a corporation in which the shareholder of Progressive Software, Inc. is also a shareholder

Note 7.  Subsequent Event - Sale of Business

On April 17, 1998, the Company's shareholder sold the business to Tridex Corporation, an unrelated entity, based on the market value of the Company. Tridex Corporation repaid the line of credit with IBM in full.

Note 8.  Future Reporting Requirements

The American Institute of Certified Public Accountants has issued Statement of Position 97-2, Software Revenue Recognition, which the Company has not been required to adopt as of December 31, 1997. The Statement is effective for all software contracts entered into on or after January 1, 1998. According to the Statement of Position, revenue is to be recognized when the following four criteria have been met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred, 3) the vendor's fee is fixed or determinable and, 4) collectibility is probable. Management anticipates that the effect of adopting Statement of Position 97-2 will not have a significant impact on the Company.

                       TRIDEX CORPORATION AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL INFORMATION

The Unaudited Pro Forma Consolidated Condensed Statements of Income of Tridex Corporation ("Tridex" or the "Company") for the year ended December 31, 1997 and the quarter ended March 31, 1998 and the Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1998 (collectively the "Pro Forma Financial Statements") have been prepared to illustrate the estimated effects of the acquisition of Progressive Software Inc. ("Progressive") by the Company. The Pro Forma Financial Statements do not reflect any anticipated cost savings or any other benefits that are anticipated to result from the Progressive acquisition and there can be no assurance that any such cost savings or other benefits will occur. The Unaudited Pro Forma Consolidated Condensed Statements of Income give pro forma effect to the Progressive acquisition as if it had occurred January 1, 1997. The Unaudited Pro Forma Consolidated Condensed Balance Sheet gives pro forma effect to the acquisition of Progressive as if it occurred on March 31, 1998. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable. These Pro Forma Financial Statements should be read in conjunction with: (i) the separate historical consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (ii) the financial statements of Progressive and the notes thereto included elsewhere in this Form 8-K/A.

A preliminary allocation of purchase price has been estimated based on available information and is subject to the final purchase price settlement. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Consequently the Pro Forma Financial Statements are subject to change and the final amounts may differ substantially.

                       TRIDEX CORPORATION AND SUBSIDIARIES
              Pro Forma Consolidated Condensed Statement of Income
                      For the Year Ended December 31, 1997
                (Dollars in thousands, except per share amounts)
                                    UNAUDITED


                                                              Progressive
                                                 Tridex        Software,
                                              Corporation         Inc.          Pro Forma
                                               Historical      Historical      Adjustments      Pro Forma
-------------------------------------------- --------------- --------------- ---------------- ---------------
Net sales                                     $   25,833      $   33,818                       $   59,651

Operating costs and expenses:
   Cost of sales                                  19,629          23,773                           43,402
   Engineering, design and product
     development costs                               693           1,368                            2,061
   Selling, administrative and general
     expenses                                      5,661           6,378                           12,039
   Depreciation and amortization expense             864             280      $    2,960 (a)        4,104
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------
                                                  26,847          31,799           2,960           61,606
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------

Operating income (loss)                           (1,014)          2,019          (2,960)          (1,955)

Other charges (income):
   Interest (income) expense, net                   (603)            681           2,531 (b)        2,609
   Other, net                                        201                                              201
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------

Income (loss) before income taxes                   (612)          1,338          (5,491)          (4,765)

Income tax benefit                                   (44)                         (1,528)(c)       (1,572)
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------

Income (loss) from continuing operations            (568)          1,338      $   (3,963)      $   (3,193)

                                                                             ---------------- ---------------
                                                                             ---------------- ---------------
Discontinued operations                              533
                                             --------------- ---------------
                                             --------------- ---------------

Net income (loss)                             $      (35)     $    1,338
                                             --------------- ---------------
                                             --------------- ---------------

Loss per share - basic and diluted:
   Loss from continuing operations            $     (0.11)                                     $     (0.52)
                                                                                              ---------------
                                                                                              ---------------
   Income from discontinued operations               0.10
                                             ---------------
                                             ---------------
   Net loss                                   $     (0.01)
                                             ---------------
                                             ---------------

Average common shares outstanding              5,157,000                         999,714 (d)    6,156,714
                                             ---------------                  ---------------- ---------------
                                             ---------------                  ---------------- ---------------



                       TRIDEX CORPORATION AND SUBSIDIARIES
              Pro Forma Consolidated Condensed Statement of Income
                      For the Quarter Ended March 31, 1998
                (Dollars in thousands, except per share amounts)
                                    UNAUDITED


                                                              Progressive
                                                 Tridex        Software,
                                              Corporation         Inc.          Pro Forma
                                               Historical      Historical      Adjustments      Pro Forma
-------------------------------------------- --------------- --------------- ---------------- ---------------
Net sales                                     $    6,212      $    4,917                       $   11,129

Operating costs and expenses:
   Cost of sales                                   4,746           2,911                            7,657
   Engineering, design and product
     development costs                               280             948                            1,228
   Selling, administrative and general
     expenses                                      1,091           1,374                            2,465
   Depreciation and amortization expense             229              58      $      740 (a)        1,027
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------
                                                   6,346           5,291             740           12,377
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------

Operating loss                                      (134)           (374)           (740)          (1,248)

Other charges (income):
   Interest (income) expense, net                   (226)            267             620 (b)          661
   Other, net                                         (1)                                              (1)
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------

Income (loss) before income taxes                     93            (641)         (1,360)          (1,908)

Income tax provision (benefit)                        46                            (695)(c)         (649)
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------

Net income (loss)                             $       47      $     (641)     $     (665)      $   (1,259)
                                             --------------- --------------- ---------------- ---------------
                                             --------------- --------------- ---------------- ---------------

Earnings (loss) per share basic and diluted:
   Net income (loss)                          $      0.01                                      $     (0.20)
                                             ---------------                                   ---------------
                                             ---------------                                   ---------------

Average common shares outstanding              5,351,000                         999,714 (d)    6,350,714
                                             ---------------                  ---------------- ---------------
                                             ---------------                  ---------------- ---------------



                       TRIDEX CORPORATION AND SUBSIDIARIES
                 Pro Forma Consolidated Condensed Balance Sheet
                                 March 31, 1998
                             (Dollars in thousands)
                                    UNAUDITED

                                                                      Pro Forma Adjustments
                                                                  ------------------------------
                                                                  -------------- ---------------
                                                                    Proceeds
                                                    Progressive       from         Payment of
                                         Tridex      Software,     Issuance of   Purchase Price
                                      Corporation       Inc.        Debt and
                                       Historical    Historical       Stock                       Pro Forma
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------
                                                                       (e)            (f)
ASSETS
Current assets:
   Cash and cash equivalents           $   16,708                  $   26,751     $  (43,051)     $      408
   Receivables                              3,445    $    3,845                        2,251 (h)       9,541
   Inventories                              3,839         4,583                                        8,422
   Deferred taxes and other
     current assets                           817           451                         (451)            817
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------
     Total current assets                  24,809         8,879        26,751        (41,251)         19,188
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------

Plant and equipment, net                    1,212         1,073                                        2,285
Excess of cost over fair value of
   net assets acquired and
   other intangibles                        2,392                                     14,801          17,193
Deferred tax assets                           206                                     10,520          10,726
Other assets                                  300         1,338                       (1,338)            300
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------
                                       $   28,919    $   11,290    $   26,751     $  (17,268)     $   49,692
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------

LIABILITIES AND
   SHAREHOLDERS' EQUITY
Current liabilities:
   Bank loan payable                                 $    9,137    $    1,751     $   (9,137)     $    1,751
   Current portion of long term debt                                    1,200                          1,200
   Accounts payable, accrued liabilities
     and income taxes payable          $    4,638         1,927                        1,835           8,400
   Deferred revenue                                       1,042                                        1,042
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------
     Total current liabilities              4,638        12,106         2,951         (7,302)         12,393
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------

Long term debt, less current portion:
   Term loan payable                                                   10,800                         10,800
   Senior subordinated notes,
     net of discount                                                    9,772                          9,772
                                      ------------- ------------- -------------- --------------- ------------
                                                0             0        20,572              0          20,572
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------

Shareholders' equity:
   Common stock, at stated value            1,377         1,815            71 (g)     (1,636)(g)       1,627
   Additional paid-in capital              25,273                       3,157 (g)      4,819 (g)      33,249
   Accumulated deficit                       (626)       (2,631)                     (13,149)(g)     (16,406)
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------
                                           26,024          (816)        3,228         (9,966)         18,470
   Receivable from sale of stock             (801)                                                      (801)
   Common shares held in
     treasury, at cost                       (942)                                                      (942)
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------
                                           24,281          (816)        3,228         (9,966)         16,727
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------
                                       $   28,919    $   11,290    $   26,751     $  (17,268)     $   49,692
                                      ------------- ------------- -------------- --------------- ------------
                                      ------------- ------------- -------------- --------------- ------------

                       TRIDEX CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL INFORMATION

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


(a) The additional amortization expense is the amortization of purchased software technology and the excess of cost over fair value of net assets acquired ($14,801 over five years).

(b) Reflects adjustments for additional interest expense assuming the Progressive acquisition occurred on January 1, 1997 as follows:



                                                                          Year ended        Three months
                                         Imputed                         December 31,      Ended March 31,
                                          Rate          Amount               1997               1998
                                          ----          ------               ----               ----
           Term loan                      8.15%         $11,550               $941               $244
           Subordinated debt             13.86%         $11,000              1,525                381
           Working capital facility       8.15%          $1,751                143                 36
                                                                      ------------------- ------------------
             Total pro forma interest expense                                2,609                661
           Less historical Tridex/Progressive interest expense                 (78)               (41)
                                                                      ------------------- ------------------
                                                                      ------------------- ------------------
             Total pro forma interest expense adjustment                    $2,531               $620
                                                                      ------------------- ------------------
                                                                      ------------------- ------------------


          The Company estimates that an increase or decrease in interest rates on variable rate debt of 1/8% would increase or decrease annual interest expense by approximately $17. The Company has obtained instruments that hedge against interest rate movements on one-half of the term loan balance.

(c) The adjustment to the provision for income taxes eliminates the provision for income taxes recorded by Tridex and records the net tax benefit at an estimated rate of 33% in the year ended December 31, 1997 and 34% in the quarter ended March 31, 1998.

(d) The additional shares represent (i) 714,000 shares issued (at $7.00 per share) to the selling shareholder of Progressive, as part of the purchase price for Progressive and (ii) 285,714 shares sold to Massachusetts Mutual Life Insurance Company and certain related entities at $7.00 per share to finance part of the cash portion of the purchase price. In connection with the acquisition, the Company also
          (i) adopted the 1998 Non-Executive Long Term Incentive Plan, under which options to purchase 195,500 shares of Common Stock at $7.00 per share were granted to non-executive employees of Progressive and (ii) issued options to certain officers of Progressive under the existing 1997 Long Term Incentive Plan to purchase 65,000 shares of Common Stock at $7.00 per share.

(e) Reflects the sources and uses of funds for the Progressive acquisition, assuming the Progressive acquisition occurred as of March 31, 1998:


           Sources of funds:
           Cash of the Company                                              $16,300
           Issuance of common stock and warrants                              3,228
           Senior term loan                                                  12,000
           Revolving line of credit                                           1,751
           Senior subordinated notes                                          9,772
                                                                  -------------------------
                                                                  -------------------------
             Total sources of funds                                         $43,051
                                                                  -------------------------
                                                                  -------------------------

           Uses of funds:
           Cash consideration for Progressive acquisition                   $33,914
           Repayment of Progressive line of credit                            9,137
                                                                  -------------------------
                                                                  -------------------------
             Total uses of funds                                            $43,051
                                                                  -------------------------
                                                                  -------------------------


(f) The estimated purchase price and preliminary adjustments to the historical book value of Progressive are as follows:

           Purchase price:
             Estimated value of cash and stock issued                       $46,249
             Book value of net liabilities assumed                              816
             Acquisition expenses                                             1,835
                                                                  -------------------------
                                                                  -------------------------
             Purchase price in excess of net liabilities assumed            $48,900
                                                                  -------------------------
                                                                  -------------------------

           Preliminary allocation of purchase price in excess of net liabilities assumed:
             Assumed debt                                                    $9,137
             Write-off of capitalized software cost                          (1,338)
             In-process technology                                           26,300
             Estimated goodwill and other intangibles                        14,801
                                                                  -------------------------
                                                                  -------------------------
             Total                                                          $48,900
                                                                  -------------------------
                                                                  -------------------------

         The Company estimates that $26,300 of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring charge upon completion of the acquisition. This amount has been reflected as an increase to accumulated deficit and has not been included in the Pro Forma Consolidated Condensed Statement of Income due to its non-recurring nature.

(g) The adjustments to common stock, additional paid-in capital and accumulated deficit as a result of the Progressive acquisition are as follows:

                                                                               Pro Forma Adjustments
                                                                      --------------------------------------
                                                                         Issuance of         Payment of
           Common stock:                                                 Common Stock      Purchase Price
                                                                      -----------------  -------------------
           Issuance of common stock, stated value                       $        71            $   179
           Elimination of Progressive common stock                                              (1,815)
                                                                      -----------------  -------------------
             Total pro forma adjustments                                $        71            $(1,636)
                                                                      -----------------  -------------------
                                                                      -----------------  -------------------

           Additional paid in capital:
           Issuance of common stock                                       $   1,929            $ 4,819
           Value of warrants  issued in  connection  with senior
           subordinated notes                                                 1,228
                                                                      -----------------  -------------------
             Total pro forma adjustments                                  $   3,157              4,819
                                                                      -----------------  -------------------
                                                                      -----------------  -------------------

            Accumulated deficit:
            Elimination of Progressive accumulated deficit                                     $ 2,631
            Write-off of in-process technology, net of income
              tax benefit                                                                      (15,780)
                                                                      -----------------  -------------------
                                                                      -----------------  -------------------
              Total pro forma adjustments                                                     $(13,149)
                                                                      -----------------  -------------------
                                                                      -----------------  -------------------


(h) Represents estimate of amount due from seller based on certain purchase price adjustments.